Exhibit 99.1

Tigo Energy, Inc. Announces Redemption of Warrants

CAMPBELL, Calif. – (BUSINESS WIRE) – August 9, 2023 – Tigo Energy, Inc. (Nasdaq: TYGO) (“TYGO” or the “Company”) today announced that it will redeem all of its outstanding public warrants and private warrants (together, the “Warrants”) to purchase shares of the Company’s common stock (the “Common Stock”) that were issued under the Warrant Agreement, dated as of August 5, 2021 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent, and that remain outstanding following 5:00 p.m. New York City time on September 8, 2023, for a redemption price of $0.01 per warrant.

Under the terms of the Warrant Agreement, the Company is entitled to redeem all of its outstanding Warrants for $0.01 per Warrant if the reported closing price of the Company’s Common Stock is at least $18.00 per share on each of twenty trading days within a thirty trading day period ending on the third trading day prior to the date on which a notice of redemption is given. This performance threshold was achieved following the market close on August 4, 2023.

All outstanding Warrants may be exercised by the holders thereof until 5:00 p.m. New York City time on September 8 2023, to purchase shares of the Common Stock, at the exercise price of $11.50 per share, payable in cash.

At the direction of the Company, Continental Stock Transfer and Trust Company, in its capacity as warrant agent, has mailed a notice of redemption to each of the registered holders of the outstanding Warrants. Holders of Warrants in “street name” should immediately contact their broker to determine their broker’s procedure for exercising their Warrants since the process to exercise is voluntary.

The shares of Common Stock underlying the Warrants have been registered by the Company under the Securities Act of 1933, as amended, and are covered by a registration statement filed on Form S-1 with, and declared effective by, the Securities and Exchange Commission (Registration No. 333-272832).

Questions concerning redemption and exercise of the Warrants can be directed to Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004, Attention: Compliance Department, telephone number (212) 509-4000.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any TYGO securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Tigo Energy, Inc.

Founded in 2007, Tigo Energy, Inc. (Nasdaq: TYGO) is a worldwide leader in the development and manufacture of smart hardware and software solutions that enhance safety, increase energy yield, and lower operating costs of residential, commercial, and utility-scale solar systems. Tigo combines its Flex MLPE (Module Level Power Electronics) and solar optimizer technology with intelligent, cloud-based software capabilities for advanced energy monitoring and control. Tigo MLPE products maximize performance, enable real-time energy monitoring, and provide code-required rapid shutdown at the module level. The company also develops and manufactures products such as inverters and battery storage systems for the residential solar-plus-storage market. For more information, please visit www.tigoenergy.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Tigo’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, our ability to effectively develop and sell our product offerings and services, our ability to compete in the highly-competitive and evolving solar industry; whether we continue to grow our customer base; our ability to acquire or make investments in other businesses, patents, technologies, products or services to grow the business, and realize the anticipated benefits therefrom; our ability to meet future liquidity requirements; our failure to attract, hire retain and train highly qualified personnel in the future; if we are unable to maintain key strategic relationships with our partners and distributors and the other factors described under the heading “Risk Factors” in the proxy statement/prospectus filed by TYGO with the SEC and any subsequent filings with the SEC we may make. There can be no assurance that the forward-looking statements contained herein are reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of new information, future developments or otherwise occurring after the date of this communication.

Contact Information:

Media Relations Contact:

Technica Communications
Cait Caviness
tigoenergy@technica.inc

Investor Relations Contact:

Gateway Group
Matt Glover or Tom Colton
(949) 574-3860
TYGO@gateway-grp.com